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                                                                     Exhibit 24

                   CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL
U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Capital Management Holdings, Inc., Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


Dated as of: March 18, 1999


/s/ NATHAN A. CHAPMAN, JR.                     /s/ THERON STOKES
---------------------------------------        ---------------------------
Nathan A. Chapman, Jr., President              Theron Stokes, Director
Chairman of the Board and
Director (Principal Executive Officer)


/s/ EARL U. BRAVO, SR.                         /s/ ROBERT L. WALLACE
---------------------------------------        ---------------------------
Earl U. Bravo, Sr., Director                   Robert L. Wallace, Director


/s/ MARIA MARKHAM-THOMPSON
---------------------------------------
Maria Markham-Thompson,
Chief Financial Officer (Principal
Accounting and Financial Officer)